EXHIBIT 24 TO FORM 10-K
UMB FINANCIAL CORPORATION
Power of Attorney

Each person whose signature appears below hereby constitutes and appoints R. Crosby Kemper, R. Crosby Kemper III and Peter J. Genovese his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to file this report the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE AND NAME	CAPACITY	DATE
/s/ MIRIAM M. ALLISON Miriam M. Allison	Director	January 17, 2002
/s/ PAUL D. BARTLETT Paul D. Bartlett, Jr.	Director	January 17, 2002
/s/ THOMAS E. BEAL Thomas E. Beal	Director	January 17, 2002
H. Alan Bell	Director
/s/ WILLIAM L. BISHOP William L. Bishopl	Director	January 17, 2002
/s/ DAVID R. BRADLEY David R. Bradley	Director	January 17, 2002
/s/ NEWTON A. CAMPBELL Newton A. Campbell	Director	January 17, 2002
/s/ DANIEL C. STEVENS Daniel C. Stevens	Chief Financial Officer	January 17, 2002
/s/ WILLIAM TERRY FULDNER William Terry Fuldner	Director	January 17, 2002
/s/ PETER J. GENOVESE Peter J. Genovese	Director, President	January 17, 2002
Jack T. Gentry	Director
/s/ RICHARD HARVEY Richard Harvey	Director	January 17, 2002
/s/ C. N. HOFFMAN, III C. N. Hoffman, III	Director	January 17, 2002
/s/ ALEXANDER C. KEMPER Alexander C. Kemper	Director	January 17, 2002
/s/ R. CROSBY KEMPER R. Crosby Kemper	Director, Senior Chairman	January 17, 2002
/s/ R. CROSBY KEMPER III R. Crosby Kemper III	Director, Chairman and CEO	January 17, 2002
Daniel N. League, Jr.	Director
/s/ TOM J. McDANIEL Tom J. McDaniel	Director	January 17, 2002
Tom J. McDaniel	Director
William J. McKenna	Director
/s/ JOHN H. MIZE, JR. John H. Mize, Jr.	Director	January 17, 2002
Mary Lynn Oliver	Director
/s/ ROBERT W. PLASTER Robert W. Plaster	Director	January 17, 2002
Kris A. Robbins	Director
/s/ ALAN W. ROLLEY Alan W. Rolley	Director	January 17, 2002
/s/ THOMAS D. SANDERS Thomas D. Sanders	Director	January 17, 2002
/s/ L. JOSHUA SOSLAND L. Joshua Sosland	Director	January 17, 2002
/s/ HERMAN R. SUTHERLAND Herman R. Sutherland	Director	January 17, 2002
/s/ PAUL UHLMANN III Paul Uhlmann III	Director	January 17, 2002
E. Jack Webster	Director
Jon Wefald	Director
/s/ JOHN E. WILLIAMS John E. Williams	Director	January 17, 2002
/s/ THOMAS J. WOOD III Thomas J. Wood III	Director	January 17, 2002